UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2011

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 4, 2011, at the Annual Meeting of Shareholders (“Annual Meeting”) of Heritage Financial Corporation (“Company”), the Company’s shareholders approved an amendment to Article 9, Section 9.2 of the Company’s Articles of Incorporation to change the term of the directors. The amendment eliminates the staggered terms for directors and requires the annual election of all directors with the current term to be served without being affected by this amendment. The amendment became effective at the close of business on June 1, 2011, the date on which the Articles of Amendment to the Company’s Articles of Incorporation were filed with the Secretary of State of the State of Washington. A copy of the Articles of Amendment and the Amended and Restated Articles of Incorporation are filed as Exhibits 3.1(a) and 3.1(b), respectively, to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 4, 2011, at the Annual Meeting of the Company, the Company’s shareholder’s approved an annual frequency for shareholder votes on executive’s compensation. It was the Company’s Board of Director’s recommendation to hold this advisory vote on an annual basis and the results of the Annual Meeting were reported and filed with the Securities and Exchange Commission on May 6, 2011 in a Form 8-K.

Proposal 3. Advisory (Non-binding) vote on the frequency of shareholder votes on executive’s compensation:

1 year	2 years	3 years	Abstain	Broker Non-Vote
11,948,050	23,566	778,244	29,951	1,184,308

(d) Based on the votes set forth above, the frequency of shareholder votes on executive’s compensation was approved by shareholders to be a one year frequency. Due to the approval of the Board of Director’s recommendation by the Company’s shareholder’s, the Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes, which must occur at least once every six years.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

3.1(a) Articles of Amendment to Articles of Incorporation

3.1(b) Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 2, 2011

HERITAGE FINANCIAL CORPORATION

By:	/s/ BRIAN L. VANCE
Brian L. Vance
President and Chief Executive Officer